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                                                                    Exhibit 23.1


            REPORT AND CONSENT OF INDEPENDENT AUDITORS ON FINANCIAL
                         STATEMENT SCHEDULE AND CONSENT



      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 27, 2002 (except for Note 16 - Segment Information, as to which the date is January 16, 2004) with respect to the financial statements of PNY Technologies, Inc. as of December 31, 2001 and for the year then ended included in the Registration Statement (Form S-1) and related Prospectus of PNY Technologies, Inc. dated March 31, 2004 for the registration of shares of its common stock.

      Our audit also included the financial statement schedule of PNY Technologies, Inc. listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                     /s/ Ernst & Young LLP

MetroPark, New Jersey
March 31, 2004